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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 1996, which appears on page 15 of the 1996 Annual Report to Stockholders of IMP, Inc., which is incorporated by reference in IMP, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page II-1 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
San Jose, California
October 23, 1996